Exhibit 10.18


                    CONTRIBUTION AND UNITS PURCHASE AGREEMENT
                    -----------------------------------------


                  THIS CONTRIBUTION AND UNITS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 5, 2006, by and between Micron Technology, Inc., a Delaware corporation ("Micron"), Photronics, Inc., a Connecticut corporation ("Photronics"), and MP Mask Technology Center, LLC, a Delaware limited liability company (the "Company").

                  WHEREAS, Micron formed the Company to serve as the legal entity for a joint venture (the "Joint Venture") between Micron and Photronics for the development, fabrication and sale of advanced photomasks (the "Photomask Business").

                  WHEREAS, in furtherance of establishing the Joint Venture, and in connection with the execution of the Limited Liability Company Operating Agreement of MP Mask Technology, LLC (the "LLC Operating Agreement") to be dated as of the Closing Date (as defined below), by and between Micron and Photronics, Micron desires to contribute hereunder as of the Closing Date (the "Contribution") to the Company the assets set forth on Schedule A hereto, which Schedule may be updated upon the reasonable agreement of Micron and Photronics, consistent with Section 6(h) below (the "Transferred Assets"), subject to the terms and conditions contained in this Agreement, in exchange for 100% of the membership interests (the "Membership Interests") of the Company.

                  WHEREAS, immediately following the Contribution, Micron desires to sell 49.99% of all of the Membership Interests, represented by 49,990 units (the "Transferred Units"), of the Company to Photronics, and Photronics desires to purchase such Membership Interests from Micron, pursuant to the terms and conditions of this Agreement.

                  WHEREAS, at the Closing, Micron and Photronics shall enter into the LLC Operating Agreement to set forth the respective rights and obligations of Micron and Photronics with respect to the Company, and, along with the Company, certain other Transaction Documents, as listed on Schedule B hereto.

                  NOW,  THEREFORE,  in  consideration  of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Contribution.

                  (a) General. On the terms and subject to the conditions contained in this Agreement, Micron shall convey, assign, transfer and deliver to the Company, and the Company shall acquire on the Closing Date (as defined below), all of Micron's right, title and interest in and to its ownership interests in the Transferred Assets, subject to Permitted Exceptions respecting only the real property located at 3851 E. Columbia Road, Boise, Idaho (the "JV Plant"), and no other Micron assets whatsoever, in exchange for 100,000 membership units of the Company (the "Units"). "Permitted Exceptions" shall mean: (a) the lien of all ad valorem real estate Taxes (as defined below) due and payable in the calendar year 2006 and subsequent calendar years; (b) all matters of record relating to the JV Plant in the official records of the county in which such real property is located; (c) local, state and federal laws, ordinances or governmental regulations and the like, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the JV Plant; and (d) any matters that would be shown on an accurate survey of current date of the JV Plant.

                  (b) Contribution Closing. The closing of the contribution transactions provided for in this Agreement (the "Contribution Closing") shall take place at the offices of Micron at 8000 South Federal Way, Boise, Idaho at the opening of business on May 5, 2006 (the "Closing Date"). At the Contribution Closing, Micron shall deliver to the Company deeds, endorsements, assignments and good and sufficient instruments of conveyance, transfer and assignment as are necessary, appropriate and effective to vest in the Company all of the right, title and interest of Micron in and to the Transferred Assets and, simultaneously with such deliveries, Micron shall take such steps as are necessary to put the Company in actual possession and operating control of the Transferred Assets. On the Closing Date, the Company shall issue to Micron the Units, which shall be fully paid and nonassessable.

                  (c) Assumption of Liabilities. Effective as of the Contribution Closing, the Company will assume and perform and in due course pay and discharge the following liabilities: (i) any liabilities arising out of or based upon events or circumstances occurring after the Closing in connection with or resulting from the operation of the Company's business, including product warranty claims made with respect to the sale of products by the Company after the Closing, whether or not such products were manufactured prior to the Closing; (ii) any liabilities set forth on Schedule C; (iii) any other liabilities explicitly assumed under the provisions of the Transaction Documents; and (iv) any liabilities relating to the Transferred Assets that were not Known by Micron as of the Contribution Closing (collectively, the "Assumed Liabilities"). At the Contribution Closing, the Company shall deliver to Micron appropriate assumption agreements as are necessary, appropriate and effective to assume the Assumed Liabilities. Following the Contribution Closing, Micron shall use reasonable efforts to assign and transfer all its rights, title and interest in, to and under any Assumed Contracts. To the extent any Assumed Contract (as defined below) is not capable of being transferred, assigned or conveyed without the consent or waiver of a party thereto (other than Micron or an affiliate of Micron) or any other third party (including governmental authority), or if such transfer, assignment or conveyance would constitute a breach thereof or violation of Applicable Law, this Agreement shall not constitute a transfer, assignment or conveyance thereof, and Micron shall hold any such Assumed Contract for the benefit of the Company.

                  (d) Prorations. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the water, gas electricity and other utilities, local business or other transferable license or permit fees, and other similar periodic charges payable with respect to the Transferred Assets shall be prorated between Micron and the Company, with Micron bearing such costs and expenses attributable to the period through and including the day prior to the Closing Date, and the Company bearing such costs and expenses attributable to the period after the day prior to the Closing Date.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                  (e) Taxes. Except as otherwise provided in this Agreement, (a) all Taxes (other than transfer Taxes) in respect of the Transferred Assets for the period or portions of periods ending at or prior to the day prior to the Closing Date shall be borne solely by Micron ("Micron Pre-Closing Taxes"). For purposes of the foregoing, any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the day prior to the Closing Date (a "Straddle Period"), the portion of such Tax that relates to the portion of such Tax period ending on the day prior to the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the day prior to the Closing Date and the denominator of which is the number of days in the entire Tax period, and (B) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would by payable if the relevant Tax period ended on the day prior to the Closing Date. For purposes of this Section, all relevant periods in respect of personal property, real property and similar Taxes imposed by the State of Idaho shall be treated as beginning after the day prior to the Closing Date, and such Taxes in respect of the Transferred Assets shall be paid by the Company. Micron shall pay to the Company, within fifteen (15) days prior to the date on which Taxes are due with respect to Straddle Periods, that amount equal to the applicable portion of such Taxes which relates to the portion of such Taxable period ending on the day prior to the Closing Date. Except as otherwise provided in this Agreement, all Taxes in respect of the Transferred Assets for the period or portions of periods beginning after the day prior to the Contribution Closing shall be borne by the Company or, to the extent that the Company is taxed as a flow-through entity, with respect to income or franchise Taxes, by the Members. "Tax" means all taxes, levies, imposts and fees imposed by any Governmental Authority (domestic or foreign) of any nature, including but not limited to federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.

                  2. Purchase and Sale of Membership Interests.

                  (a) General. At the LLC Closing (as defined below) and upon the terms and conditions set forth in this Agreement, Micron shall sell, transfer and assign to Photronics, and Photronics shall purchase and acquire from Micron, the Transferred Units, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever, except as may be set forth in this Agreement and the LLC Operating Agreement. Capitalized terms used, but not defined, in this Agreement, shall have the meanings set forth in the LLC Operating Agreement.

                  (b) Purchase Price. The total purchase price to be paid by Photronics for the Units will be $63,000,000 (the "Purchase Price").

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                  (c) Closing; Subsequent Payments. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Units hereunder (the "LLC Closing" and together with the Contribution Closing, the "Closing") shall take place immediately following the Contribution Closing at the offices of Micron at the opening of business on May 5, 2006 (the "Closing Date"), or at such other place or on such other date as is mutually agreeable to Micron and Photronics. [****]. In addition, Photronics shall make two additional payments to Micron in payment for the balance of the Purchase Price by delivery to Micron, by wire transfer of immediately available funds to a bank account designated in writing by Micron, of an amount equal to $7,500,000, on each of the first and second anniversaries of the Closing Date.

                  3. Closing Conditions.

                  (a) The obligation of Micron to sell, transfer and assign the Units to Photronics hereunder is subject to the satisfaction of the following conditions as of the Closing:

                     (i) the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein;

                     (ii) Micron shall have received the portion of the Purchase Price payable to Micron at the Closing pursuant to Section 2 above;

                     (iii) The agreements and covenants of Photronics contained in this Agreement that are required to be performed prior to or on the Closing Date shall have been performed or satisfied by Photronics in all material respects;

                     (iv) Consummation of the transactions contemplated hereby and by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by Applicable Law or order of judgment or any Governmental Authority (as defined in the LLC Operating Agreement); and

                     (v) Micron and Photronics shall have entered into the LLC Operating Agreement and the other Transaction Documents, and such agreements shall be in full force and effect.

                  (b) The obligation of Photronics to purchase and acquire the Units from Micron is subject to the satisfaction of the following conditions as of the Closing:

                     (i) the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein;

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                     (ii) The agreements and covenants of Micron contained in this Agreement that are required to be performed prior to or on the Closing Date shall have been performed or satisfied by Micron in all material respects;

                     (iii) The Contribution shall have occurred;

                     (iv) Consummation of the transactions contemplated hereby and by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by Applicable Law or order of judgment or any Governmental Authority; and

                     (v) Micron and Photronics shall have entered into the LLC Operating Agreement and the other Transaction Documents, and such agreements shall be in full force and effect.

                  4. Representations and Warranties of Micron. Micron hereby represents and warrants to Photronics as follows:

                  (a) Organization. Each of Micron and the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Micron has all corporate power and authority required to conduct its business as currently conducted and to own and lease its properties and operate its business as currently owned, leased and operated. The Company has all limited liability company power and authority required to conduct its business as currently conducted and to own and lease its properties and operate its business as currently owned, leased and operated. Each of Micron and the Company is duly qualified to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the character of the property owned or leased or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing is not reasonably likely to result in a Material Adverse Effect on Micron or the Joint Venture, as applicable. A "Material Adverse Effect" on a Person (as defined in the LLC Operating Agreement) or business shall mean any facts or circumstances that, individually or in the aggregate, would, or might reasonably be expected to, result in a material adverse effect on the business, financial condition or results of operations of such Person or business.

                  (b) Ownership. All of the Membership Interests of the Company are owned by Micron, and Micron has good and marketable title to such Membership Interests, which consists of 100,000 units, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever.

                  (c) Authorization. Micron has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform all of its obligations and undertakings hereunder and to consummate the transactions contemplated hereby. The execution and performance of this Agreement and the sale of the Units by Micron to Photronics have been duly authorized by all necessary action on the part of Micron, and this Agreement has been duly

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

authorized, executed and delivered by Micron and constitutes a valid and legally binding obligation of Micron, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  (d) Conflicts. The execution, delivery and performance of this Agreement by Micron or the Company does not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Transferred Assets or the Membership Interests of the Company pursuant to, any charter, agreement, instrument, order, judgment, decree, law or governmental regulation to which Micron is a party or is subject or by which the Transferred Assets or the Membership Interests of the Company are bound. The execution, delivery and performance of this Agreement does not and will not require any governmental or other third party consents or filings on the part of Micron or the Company.

                  (e) Transferred Assets. [****]. The Company has, except for Permitted Exceptions, (i) good and marketable title to, and possession of, all of the owned Transferred Assets that are real property and (ii) good and valid title to all of the owned Transferred Assets that are not real property. All of the Transferred Assets are in good operating condition and repair, ordinary wear and tear and immaterial defects excepted. The Company has no assets other than the Transferred Assets and the rights under the Technology License Agreement (as defined in the LLC Operating Agreement).

                  (f) Litigation.  To Micron's  Knowledge,  there is no material
Proceeding pending or threatened against, relating to or affecting the Transferred Assets or the transactions contemplated by this Agreement. "Micron's Knowledge" and the related term "Known by Micron" shall mean the actual knowledge  of the  executive  officers  of  Micron,  after  due  inquiry  of the operating officers of Micron and the Company. "Proceeding" shall mean any action, suit, hearing, arbitration, proceeding (public or private), investigation, examination, audit or claim.

                  (g) Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, to Micron's
Knowledge: (i) Micron's operation of the Transferred Assets has complied with all Environmental Laws; and (ii) no real property constituting a Transferred Asset contains any Hazardous Substance which could be expected to require investigation or remediation under any Environmental Law. "Environmental Law" shall mean any law, regulation, order, decree, common law or agency requirement relating to the protection of the environment or human health and safety. "Hazardous Substance" shall mean any substance that is listed, classified or regulated in any concentration under any Environmental Law including petroleum products and polychlorinated biphenyls.

                  (h) Contracts. All material contracts or other material agreements assigned to the Company by Micron in connection with the transactions contemplated by this Agreement are set forth on Exhibit C hereto (the "Assumed Contracts") and are in full force and effect and constitute the valid and legally binding obligations of the Company, enforceable in accordance

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Micron is not in material default under, and to Micron's Knowledge, no other party is in material default under, any of the Assumed Contracts.

                  (i) Sufficiency of Assets. To Micron's Knowledge, upon the execution of, and consummation of the transactions contemplated by, this Agreement, the Contribution Agreement and the other Transaction Documents, (i) the tangible assets and properties of the Company as of the Closing Date will include all of the material tangible assets and properties necessary for the conduct of the Company's Photomask Business as conducted by Micron immediately prior to the Closing (not including assets used by Micron in connection with its performance of services under the Information Technology, Operational and General Administrative Services Agreement between Micron and the Company (the "Services Agreement")) and (ii) the services to be performed by Micron pursuant to the Services Agreement encompass services sufficient for the continued conduct of Micron's Photomask Business as conducted by Micron immediately prior the Closing. All of the material machinery and equipment located at the JV Plant as of the date hereof constitute Transferred Assets (not including (i) assets used by Micron in connection with its performance of services under the Services Agreement and (ii) assets used by non-Micron field service personnel in connection with their performance of services for the Company).

                  (j) Undisclosed Liabilities. To Micron's Knowledge, Micron's Photomask Business is not subject to any material liability, whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the unaudited balance sheet of Micron's Photomask Business dated as of the date hereof and provided to Photronics on the date hereof, which balance sheet has been prepared from, and is consistent with, the books and records of Micron.

                  (k)  Permits.  To Micron's  Knowledge,  it  operates  Micron's
Photomask Business and the Transferred Assets with all required material Governmental Authority approvals, permits and licenses and is in compliance with all material terms thereof.

                  (l) No Material Adverse Effect. Since March 2, 2006, there has not been any Material Adverse Effect on Micron's Photomask Business.

                  (m) Compliance with Laws. Micron is in compliance in all material respects with all Applicable Laws relating to or applicable to the conduct of Micron's Photomask Business and the ownership and use of the Transferred Assets.

                  (n) Title Insurance. Micron has provided Photronics with true and complete copies of the Micron Title Insurance Policies. To Micron's knowledge, each of the Micron Title Insurance Policies is, and as of the Closing will be, in full force and effect according to its terms

                  (o) Brokers and Finders. Micron has not engaged any broker or finder in connection with this transaction.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                  5. Representations and Warranties of Photronics. Photronics hereby acknowledges, represents and warrants to Micron as follows:

                  (a) Organization. Photronics is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Photronics has all corporate power and authority required to conduct its business as currently conducted and to own and lease its properties and operate its business as currently owned, leased and operated. Photronics is duly qualified to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the character of the property owned or leased or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing is not reasonably likely to result in a Material Adverse Effect on Photronics.

                  (b) Authorization. Photronics has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform all of its obligations and undertakings hereunder and to consummate the transactions contemplated hereby. The execution and performance of this Agreement and the purchase of the Units by Photronics from Micron have been duly authorized by all necessary action on the part of Photronics, and this Agreement has been duly authorized, executed and delivered by Photronics and constitutes a valid and legally binding obligation of Photronics, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  (c) Conflicts. The execution, delivery and performance of this Agreement by Photronics does not conflict with, violate or result in the breach of any charter, agreement, instrument, order, judgment, decree, law or governmental regulation to which Photronics is a party or is subject. The execution, delivery and performance of this Agreement does not and will not require any governmental or other third party consents or filings either on the part of Photronics.

                  (d) Investment Representations.

                     (i) Photronics is acquiring the Units for investment purposes and is not acquiring the Units with a view to the public sale or distribution of any part thereof, and Photronics has no present intention of selling, granting participation in, or otherwise distributing the Units in violation of any federal or state securities laws. Photronics recognizes that it must bear the economic risk of the investment represented by its purchase of the Units for an indefinite period according to the terms of the LLC Operating Agreement. Photronics understands that the Units have not been registered under the Securities Act of 1933 on the basis that the sale provided for in this Agreement is exempt under the Act and that the reliance of Micron on such exemptions is predicated upon such Photronics' representations set forth herein.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                     (ii)   Photronics   acknowledges   and   agrees   that  any
         certificates representing Units held by Photronics, and the LLC Operating Agreement, will be affixed with the following legend:

         "MEMBERSHIP INTERESTS IN MP MASK TECHNOLOGY CENTER, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF MP MASK TECHNOLOGY CENTER, LLC AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

                     (iii) Photronics hereby acknowledges that Micron has provided to Photronics no information regarding the Company, or its business, prospects or value, and is making no representations other than those in Section 4 hereof. Photronics further acknowledges that it has conducted an independent investigation and has been given access by the Company or parties unrelated to Micron to all information regarding the Company that it has requested, but such investigation shall not relieve Micron on liability for breaches of representations and warranties made by Micron in Section 4. Photronics is capable of evaluating and has evaluated the merits and risks of its acquisition of the Units.

                     (iv) Photronics hereby acknowledges that Micron is relying on the representations contained in this Agreement in engaging in the sale of the Membership Interests of the Company and would not engage in the sale of the Membership Interests of the Company in the absence of the representations contained in this Agreement.

                  (e) Brokers and Finders. Photronics has not engaged any broker or finder in connection with this transaction.

                  6. Covenants.

                  (a) Operations Prior to the Closing Date. Prior to the Closing Date, Micron shall operate Micron's Photomask Business and the Transferred Assets in the ordinary course and substantially as presently operated.

                  (b) No Sale of Assets. Except for the sale of inventory in the ordinary course of business and the disposition of broken or obsolete assets, Micron will not, directly or indirectly, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the direct or indirect transfer of the Transferred Assets to

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

any Person other than the Company or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry proposal or transaction.

                  (c) Diligence in Pursuit of Closing. Each of the parties hereto shall use all commercially reasonable efforts to fulfill their respective obligations hereunder and under the other Transaction Documents, and shall reasonably cooperate with the other parties in regard to the same in order to effect the Closing.

                  (d) Maintenance of Insurance. Prior to the Closing, Micron shall not take or fail to take any action that would adversely affect the applicability and the extent of coverage of any insurance in effect on the date hereof, in any material respect, that covers all or any part of the Transferred Assets, as and to the extent such insurance applies to and covers insured risks for periods prior to the Closing Date.

                  (e) Confidentiality. The disclosure and exchange of information between Micron and Photronics is governed solely by the terms of the Micron Technology, Inc. Mutual Nondisclosure Agreement dated as of March 29, 2005, as amended, and by the Nondisclosure Agreement among Micron, Photronics and the Company included as part of the Transaction Documents (the "Confidentiality Agreements").

                  (f) Press Releases. The parties agree that, following the signing of this Agreement, they shall issue a joint press release, the text of which shall have been pre-approved by Micron and Photronics. Except as required by law or regulation, prior to the issuance of such press release, none of the parties hereto shall make any public disclosure, announcement or statement with respect to this Agreement, the Transaction Documents or the Joint Venture or any of the transactions contemplated by this Agreement or the Transaction Documents.

                  (g) Title. Micron covenants that following the Closing Date, Micron, without cost to Micron but for the benefit of the Company, will diligently and reasonably present and prosecute to the fullest extent of available coverage claims under the policies of title insurance, and riders and endorsements thereto, issued effective upon Micron's acquisition of fee simple title to the real property constituting Transferred Assets (the "Micron Title Insurance Policy") with respect to any claim, action, loss or damage affecting such property that the Company may assert against Micron. Micron agrees to pay over to the Company any proceeds paid to Micron in respect of Micron's claims asserted under the Micron Title Insurance Policy to the extent related to the real property constituting Transferred Assets.

                  (h) Opening Balance Sheet. [****]. If the net asset value of the Transferred Assets on the Opening Balance Sheet is less than the NAV Amount, then Micron shall promptly wire an amount of cash equal to such deficiency to the Company. If the net asset value on the Opening Balance Sheet is greater than the NAV Amount, then the Company shall promptly wire an amount equal to such excess to Micron.

                  7.   Survival   of   Representations   and   Warranties.   All
representations and warranties contained herein or made in writing by any party in connection herewith shall survive

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

the execution and delivery of this Agreement and the Closing hereunder for a period of one (1) year following the Closing Date, except for the representations and warranties set forth in Sections 4(b) and 4(c) and the second sentence of Section 4(e), which shall survive the execution and delivery of this Agreement and the Closing for a period of ten years following the Closing Date.

                  8. Indemnification.

                  (a) Agreement to Indemnify.

                     (i) Micron agrees to indemnify and hold harmless Photronics and each of its representatives and affiliates (including the Company) (each a "Photronics Indemnified Party") against any and all liabilities, claims, demands or losses, including reasonable attorneys' fees incurred by any Photronics Indemnified Party arising out of, or resulting from, (u) any breach of any representation or warranty made by Micron in this Agreement or any other certificate delivered by Micron pursuant to this Agreement, (v) any breach of any covenant made by Micron in this Agreement or any other certificate delivered by Micron pursuant to this Agreement, (w) any known liabilities of Micron's Photomask Business not assumed by the Company pursuant to the Transaction Documents, (x) any Pre-Closing Environmental Matter or (y) any products distributed by Micron prior the Closing. "Pre-Closing Environmental Matter" shall mean (a) the production, use, generation, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling or disposition at any time on or prior to the Closing Date of any Hazardous Substances on, from or under any real property included in the Transferred Assets by Micron or any affiliate of Micron or (b) the failure prior to the Closing Date by Micron or any affiliate of Micron to operate the business on any real property included in the Transferred Assets in compliance with any Environmental Law.

                     (ii) Photronics agrees to indemnify and hold harmless Micron and each of its representatives and affiliates (including the Company) (each a "Micron Indemnified Party") against any and all liabilities, claims, demands or losses, including reasonably attorneys' fees, incurred by any Micron Indemnified Party arising out of, or resulting from, (u) any breach of any representation or warranty made by Photronics in this Agreement or any other certificate delivered by Photronics pursuant to this Agreement or (v) any breach of any covenant made by Photronics in this Agreement or any other certificate delivered by Photronics pursuant to this Agreement.

                  (b) Limitations on Indemnification.

                     (i) [****].

                     (ii) [****].

                     (iii) After the Closing, with respect to any matter as to which indemnification is provided pursuant to Section 8 of this Agreement, such

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

         indemnification shall be the sole remedy available to a Photronics Indemnified Party or Micron Indemnified Party, as the case may be; provided, however, that this Section 8(b)(iii) shall not limit any party's rights to bring a claim, action or suit for fraud or bad faith.

                  (c) Indemnification Procedures. In the event a Photronics Indemnified Party or a Micron Indemnified Party intends to make a claim for indemnification hereunder on behalf of himself or any Photronics Indemnified Party or Micron Indemnified Party, respectively (an "Indemnitee"), such party shall notify whichever of Micron or Photronics against whom indemnity is being sought (the "Indemnitor") of the claim in writing promptly (but in no event later than thirty (30) days) after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against him (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, provided that the failure to so notify the Indemnitor shall not relieve the Indemnitor of his obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor. The Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of the action, lawsuit, proceeding, investigation or other claim giving rise to Indemnitee's claim for indemnification at the option and expense of the Indemnitor by sending written notice of its election to do so within fifteen (15) days after receiving written notice of such claim from the Indemnitee as aforesaid; provided, however, that:

                     (i) The Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel which shall be borne by the Indemnitee;

                     (ii) If the Indemnitor elects to assume the defense of any such claim, the Indemnitor shall be entitled to compromise or settle such claim so long as either (x) such settlement provides an unconditional release of all Indemnitees with respect to such claim and requires the payment of monetary damages only or (y) the Indemnitor obtains the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed); and

                     (iii) If the Indemnitor shall not have assumed the defense of such claim within the 15-day period set forth above, the Indemnitee may assume the defense of such action, lawsuit, proceeding, investigation or such other claim with counsel selected by it (which counsel shall be reasonably acceptable to the Indemnitor) at the expense of the Indemnitor, provided that the Indemnitee shall under no circumstances settle or compromise such claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

                  9. Termination. This Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of the parties hereto or (b) if the Closing does not occur prior to July 1, 2006, provided that no party shall be entitled to terminate this Agreement pursuant to this clause (b) if such party is in breach of any provision hereof or if the Closing has

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

not occurred despite the satisfaction of the conditions to such party's obligation to close. In the event of the termination of this Agreement pursuant to this Section 9, this Agreement shall become void and of no further force and effect, there shall be no liability under this Agreement and all rights and obligations of each party hereto shall cease, provided that nothing herein shall relieve any party from liability for, or be deemed to waive any rights available to a party by reason of, any breach by the other party or parties of its or their representations, warranties, covenants or agreements set forth in this Agreement. If the Closing does occur, this Agreement may not be terminated thereafter by either party without the prior written consent of the other.

                  10. Further Assurances. After the Closing, as and when requested by Photronics, Micron shall execute and deliver all such instruments of conveyance and transfer and shall take such further actions as Photronics may deem reasonably necessary to transfer the Units to Photronics and to carry out fully the provisions and purposes of this Agreement. After the Closing, as and when requested by Micron, Photronics shall take such further actions as Micron may deem reasonably necessary to carry out fully the provisions and purposes of this Agreement.

                  11. Miscellaneous.

                  (a) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Micron and Photronics and their respective successors and assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld.

                  (b) Amendment. This Agreement may be amended only through a writing signed by all parties hereto.

                  (c) Entire Agreement and Modification. This Agreement and all agreements between Micron and Photronics entered into concurrently herewith, including the LLC Operating Agreement and the other Transaction Documents, together with the Confidentiality Agreements, constitute and contain the entire agreement of the parties and supersede and preempt any and all prior negotiations, correspondence, understandings, agreements and representations, written or oral, which may have related to the subject matter hereof.

                  (d) Choice of Law. The construction, validity, interpretation and enforcement of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE PARTIES HERETO

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(d).

                  (e) Enforcement. If any portion of this Agreement shall be determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be valid and enforceable to the maximum extent possible.

                  (f) Headings. The headings appearing in this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

                  (g) Notices. Unless otherwise provided herein, all notices, requests, instructions or consents required or permitted under this Agreement shall be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next day delivery, with written verification of receipt. All communications will be sent to the addresses listed on Exhibit A to the LLC Operating Agreement (or to such other address or facsimile number as may be designated by a party giving written notice to the other parties pursuant to Section 11.5 of the LLC Operating Agreement).

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (i) Expenses. Except as otherwise provided herein, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, performance and consummation of this Agreement, except that the Company shall pay any transfer Taxes, recording and filing fees, and other charges with respect to the transfer of the Transferred Assets at the Contribution Closing.

                            (signature page follows)

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                                                                   Exhibit 10.18


                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                             MICRON TECHNOLOGY, INC.


                             By:
                                  ----------------------------------------------
                             Name:
                                       -----------------------------------------
                             Title:
                                       -----------------------------------------



                             PHOTRONICS, INC.


                             By:
                                ------------------------------------------------
                             Name:
                                       -----------------------------------------
                             Title:
                                       -----------------------------------------



                             MP MASK TECHNOLOGY CENTER, LLC


                             By:
                                 -----------------------------------------------
                             Name:
                                       -----------------------------------------
                             Title:
                                       -----------------------------------------



**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                                   Schedule A

                               Transferred Assets


                                     [****]



**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                                   Schedule B

                              Transaction Documents

Contribution and Units Purchase Agreement among Micron, Photronics and the
Company

Limited Liability Company Operating Agreement between Micron and Photronics

Company to Micron Direct Supply Agreement between Micron and the Company

Company to Photronics Supply Agreement between Photronics and the Company

Photronics to Micron Supply Agreement between Micron and Photronics

Technology License Agreement among Micron, Photronics and the Company

Information Technology, Operational and General Administrative Services Agreement between Micron and the Company

Operational and General Administrative Services Agreement between Photronics and the Company

Nondisclosure Agreement among Micron, Photronics and the Company

Non-solicitation Agreement among Micron, Photronics and the Company

Assignment and Assumption Agreement between Micron and the Company

Bill of Sale between Micron and the Company

Warranty Deed between Micron and the Company

Build to Suit Lease between Micron and Photronics



                                      - 2-

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

                                   Schedule C

                    Assumed Contracts and Assumed Liabilities

[****]




                                      - 3-

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.